                                                                   EXHIBIT 10.24

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          EDGE TECHNOLOGY GROUP, INC.,

                             ETG ACQUISITION CORP.,

                         MEDIA RESOLUTIONS, INCORPORATED

                                       AND

                         MEDIA RESOLUTIONS SHAREHOLDERS

                              as of April 11, 2002

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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as
                                                  ---------
of April 11, 2002, among Edge Technology Group, Inc., a Delaware corporation ("Edge"), ETG Acquisition Corp., a Texas corporation and a wholly owned
  ----
subsidiary of Edge ("Acquisition Corp."), Media Resolutions, Incorporated, a
                     ----------------
Texas corporation ("Media Resolutions"), and Phillip B. Holmes and Jerry
                    -----------------
Martilik (collectively, the "Media Resolutions Shareholders").
                             ------------------------------


                                    RECITALS

         A. The parties intend that, subject to the terms and conditions hereinafter set forth, Acquisition Corp. will merge with and into Media Resolutions (the "Merger"). Media Resolutions will be the surviving corporation
                  ------
(the "Surviving Corporation") and will become a wholly owned subsidiary of Edge.
      ---------------------
The merger will occur pursuant to a Plan of Merger substantially in the form of Exhibit A (the "Plan of Merger") and the applicable provisions of the laws of
---------       --------------
the State of Texas. Upon the Merger, all outstanding Common Stock of Media Resolutions will be converted into a combination of cash and Common Stock of Edge, as set forth herein, and all outstanding Common Stock of Acquisition Corp. will be converted into Common Stock of Media Resolutions, in each case in the manner and on the basis determined herein and as provided in the Plan of Merger.

         B. Concurrently with the execution and delivery of this Agreement, the Media Resolutions Shareholders are executing and delivering to Media Resolutions' Secretary their unanimous written consents, as all of Media Resolutions' shareholders, to the Merger, this Agreement, the Plan of Merger and the transactions provided for herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements of Edge, Media Resolutions, the Media Resolutions Shareholders and Acquisition Corp. contained herein, the parties agree as follows:

                                    ARTICLE I
                                 PLAN OF MERGER

         1.01  The Merger. The Plan of Merger will be filed with the office of
               ----------
the Secretary of State of Texas as soon as practicable after the "Closing" (as defined in Section 5.01, below). The Merger shall be effective upon the filing of the Plan of Merger with the State of Texas (the "Effective Time"). Subject to
                                                    ---------------
the terms and conditions of this Agreement and the Plan of Merger, Acquisition Corp. will be merged with and into Media Resolutions pursuant to the Plan of Merger and in accordance with applicable provisions of the laws of the State of Texas as follows:

               (a)   Merger Consideration. In exchange for all of the issued and
                     --------------------
         outstanding common stock of Media Resolutions (the "Media Resolutions Common Stock"), Edge shall deliver, in the aggregate, the following to the Media Resolutions Shareholders (the "Merger Consideration"):

                     (i) $330,000 in cash (the "Cash Consideration");

AGREEMENT AND PLAN OF MERGER - Page 2



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                     (ii)  500,000 shares of unregistered, restricted, privately placed shares of common stock of Edge (the "Edge
                                                                       ----
                           Common Stock") (the "Stock Consideration"); and
                           ------------

                     (iii) an additional $30,000 in cash to be paid if and only if the conditions set forth in Section 1.06 have been met (the "Earnout Commission").

               (b)   Conversion of Shares. The shares of Media Resolutions
                     --------------------
         Common Stock, $1.00 par value per share (the "Media Resolutions Common
                                                       ------------------------
         Stock"), that are issued and outstanding immediately prior to the
         -----
         Effective Time will by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the right to receive the Merger Consideration, subject to all terms and conditions of this Agreement, including, without limitation, the provisions for withholding a portion of the Merger Consideration as provided in Section 1.03, below.

               (c)   Media Resolutions Treasury Stock. All shares of Media
                     --------------------------------
         Resolutions Common Stock that are held by Media Resolutions as treasury stock, if any, shall be cancelled and retired and no Merger Consideration shall be delivered or paid in exchange therefore.

         1.02  Fractional Shares. No fractional shares of Edge Common Stock will
               -----------------
be issued in connection with the Merger, but in lieu thereof, the holder of any shares of Media Resolutions Common Stock who would otherwise be entitled to receive a fraction of a share of Edge Common Stock would receive from Edge, promptly after the Effective Time, an amount of cash equal to $0.753 multiplied by the fraction of a share of Edge Common Stock to which such holder would otherwise be entitled.

         1.03  Withheld Merger Consideration.  At the Closing, Edge shall retain
               -----------------------------
$150,000  of  the  Cash Consideration (the "Withheld Merger Consideration").


               (a) Edge may deduct from the Withheld Merger Consideration, in an amount not to exceed $75,000, any of the following amounts upon delivery of a notice to Media Resolutions and the accompanying documentation to evidence such deduction (each an "Adjustment Amount"):

                     (i) any Media Resolutions Pre-Closing Date Tax Obligations, as defined in Section 2.08(b), that remain unpaid as of the Closing Date;

                     (ii) any amounts of Collectible A/R Deficiency, as defined in Section 2.27; and

                     (iii) the amount of any indebtedness of Media Resolutions
                           existing on its balance sheet as of the Closing Date in excess of $10,000.

               (b) In addition to any Adjustment Amounts set forth above, Edge shall also have the right to deduct amounts from the Withheld
         Merger Consideration for any Claims, pursuant to the indemnification procedures set forth in Section 6.02.


AGREEMENT AND PLAN OF MERGER - Page 3

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               (c)   On the date that is six months and one day after the
         Effective Date, Edge shall release $75,000 of the Withheld Merger Consideration to the Media Resolutions Shareholders; provided, that on such date there are no current, pending or threatened Claims for indemnification under Section 6.02 that would exceed, in the aggregate, $75,000.

               (d) Edge shall release any remaining amounts of Withheld Merger Consideration to the Media Resolutions Shareholders on the date that is twelve months and one day from the Effective Date; provided, however,
                                                            --------  -------
         that on such date there are current, pending or threatened Claims ("Current Claims") for indemnification under Section 6.02, then Edge shall not release any amounts (the "Holdback") which Edge believes in good faith may be required to satisfy such Current Claims. Edge shall release the remaining balance of the Holdback within three (3) business days after the date that all Current Claims are finally resolved.

               (e) If all or a portion of any payment to be made pursuant to Sections 1.03(c) and 1.03(d) has not be paid when due, then any and all amounts payable due and payable at such time under this Agreement by Edge shall thereafter bear interest at a rate per annum equal to 12% until such overdue amount is paid in full. In addition thereto, Edge's obligations to make payment to the Media Resolutions Shareholders under Sections 1.03(c) and 1.03(d) shall be secured by a stock pledge, the form of which is attached hereto as Exhibit B.
                                             ---------

               (f) The deductions against the Withheld Merger Consideration set forth in this Section 1.03 shall not be deemed to be Edge's exclusive remedy for any breach by Media Resolutions or any Media Resolutions Shareholder of any term, condition, provision, or obligation hereunder.

         1.04  Effects of the Merger.  At the Effective Time:
               ---------------------

               (a) the separate existence of Acquisition Corp. will cease and Acquisition Corp. will be merged with and into Media Resolutions and Media Resolutions will be the surviving corporation pursuant to the terms of the Plan of Merger;

               (b) the Articles of Incorporation and Bylaws of Acquisition Corp. will become the Articles of Incorporation and Bylaws of the Surviving Corporation;

               (c) each share of Acquisition Corp. Common Stock outstanding immediately prior to the Effective Time will continue to be an identical outstanding share of the Surviving Corporation;

               (d) the composition of the Board of Directors of Media Resolutions shall be as set forth in Annex 1 to Exhibit A;
                                               -------    ---------

               (e) the officers of Media Resolutions shall be the persons set forth in Annex 1 to Exhibit A; and
                      -------    ---------


AGREEMENT AND PLAN OF MERGER - Page 4


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              (f)  the Merger will, at and after the Effective Time, have all of the effects  provided by applicable law.

         1.05 Further Assurances.  Media Resolutions agrees that if, at any time
              ------------------
after the Effective Time, Edge considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of Media Resolutions, Edge and any of its officers are hereby authorized by Media Resolutions to execute and deliver all such proper deeds, assignments and assurances and do all other things reasonably necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, in the name of Media Resolutions or otherwise.

         1.06 Earnout Commissions.
              -------------------

              (a) In the event that "RadCart Gross Revenue" (as defined below) during the period beginning on the Closing Date and continuing until the date that is twelve months after the Closing Date (the "Earnout Period") equals to or exceeds $60,000, then Edge shall make an earnout payment in the amount of $30,000 (the "Earnout Commission"), to the Media Resolutions Shareholders as set forth below.

              (b) For purposes of this Agreement, the term "RadCart Gross Revenue" shall mean an amount equal to the gross revenue actually received by the Surviving Corporation during the Earnout Period from the sale of, or provision of services related to, the RadCart web site shopping cart, whether in the form of a PC or PDA based shopping cart, including, but not limited to proceeds from any licenses granted or royalties received in connection with such products and services.

              (c) Edge shall pay to the Media Resolutions Shareholders an amount in cash equal to the Earnout Commission earned, if any, by the later of
         (i) sixty (60) days following the end of the Earnout Period or (ii) the final determination of the RadCart Gross Revenue.

              (d) As promptly as practicable, but in no event later than thirty
         (30) days after the end of the Earnout Period, Edge shall deliver to the Media Resolutions Shareholders a calculation of RadCart Gross Revenue. Media Resolution Shareholders shall, at their own expense, have an opportunity to audit the calculation and such audit shall be the final determination of said RadCart Gross Revenue.

         1.07 Incidental Registration (a) If at any time after the date hereof
              -----------------------
but before the fifth anniversary of the date hereof, Edge proposes to register any of its common stock under the Securities Act of 1933 (the "Securities Act") (other than by a registration in connection with an acquisition in a manner which would not permit registration of the common stock for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto), on an underwritten basis (either best-efforts or firm-commitment), then, Edge will each such time give prompt written notice to each of the Media Resolutions Shareholders of its intention to do so and of such Media Resolutions Shareholder's rights under this Section 1.07. Upon the written request of any such Media Resolutions Shareholder made within ten (10) days


AGREEMENT AND PLAN OF MERGER - Page 5
after the receipt of any such notice (which request shall specify the Edge Common Stock intended to be disposed of by such Holder), Edge will, subject to the terms of this Agreement, effect the registration under the Securities Act of the requested Edge Common Stock, to the extent requisite to permit the disposition of such Edge Common Stock so to be registered, by inclusion of such Edge Common Stock in the registration statement which covers the securities which Edge proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Edge shall determine for any reason either not to register or to delay registration of such securities, Edge may, at its election, give written notice of such determination to each Media Resolutions Shareholder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Edge Common Stock in connection with such registration (but not from its obligation to pay the reasonable registration expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Edge Common Stock, for the same period as the delay in registering such other common stock of Edge. Edge will pay all registration expenses in connection with each registration of Edge Common Stock requested pursuant to this Section 1.07.

         (b) If the managing underwriter of the underwritten offering contemplated by this Section 1.07 shall inform Edge and the Media Resolutions Shareholders requesting registration of the Edge Common Stock by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then Edge will include in such registration, to the extent of the number which Edge is so advised can be sold in such offering, (i) first securities proposed by Edge to be sold for its own account, and (ii) second Edge Common Stock and securities of other selling security holders requested to be included in such registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, the holders of Edge Common Stock shall have priority to all shares sought to be included by officers and directors of Edge as well as holders of ten percent (10%) or more of the common stock of Edge unless the holders of such shares are exercising their own registration rights.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                      OF THE MEDIA RESOLUTIONS SHAREHOLDERS

         Each of the Media Resolutions Shareholders hereby jointly and severally represents and warrants that:

         2.01 Organization and Good Standing. Media Resolutions is a corporation
              ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. Media Resolutions is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed in Schedule 2.01, which is each
                                             -------------
jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on Media Resolutions, its assets, properties or financial condition.


AGREEMENT AND PLAN OF MERGER - Page 6

         2.02     Power, Authorization and Validity.
                  ---------------------------------

                  (a) Media Resolutions has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which Media Resolutions is or will be a party as contemplated by this Agreement (the "Media Resolutions
                                                            -----------------
         Ancillary Agreements"). The execution, delivery and performance of this
         --------------------
         Agreement and the Media Resolutions Ancillary Agreements have been duly and validly approved by Media Resolutions Board of Directors and the Media Resolutions Shareholders, as required by applicable law.

                  (b) No filing, authorization or approval, governmental or otherwise, is necessary to enable Media Resolutions to enter into, and to perform its obligations under, this Agreement and the Media Resolutions Ancillary Agreements, except for (i) the filing of the Plan of Merger with the Secretary of State of the State of Texas (which filing has been authorized by all necessary corporate approvals), and
         (ii) all Required Consents, as defined in Section 2.05 below (which Required Consents have been obtained).

                  (c) This Agreement and the Media Resolutions Ancillary Agreements are, or when executed and delivered by Media Resolutions will be, valid and binding obligations of Media Resolutions, enforceable against Media Resolutions in accordance with their respective terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies and (iii) any rights to indemnification being limited under applicable securities laws; provided, however, that the Media Resolutions Ancillary Agreements will not be effective until the earlier of the date set forth therein or the Effective Time.

         2.03     Capitalization.
                  --------------

                  (a) Authorized/Outstanding Capital Stock. The authorized
                      ------------------------------------
         capital stock of Media Resolutions consists of 1,000 shares of Media Resolutions Common Stock, $1.00 par value per share, of which 1,000 shares are issued and outstanding as of the Closing Date, and all of which issued and outstanding shares are held of record and owned by the Media Resolutions Shareholders. Media Resolutions has no authorized or issued shares of Preferred Stock. All issued and outstanding shares of Media Resolutions Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Media Resolutions in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

                  (b) Options/Rights. There are no stock appreciation rights,
                      --------------
         options, warrants, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of Media Resolutions' authorized but unissued capital stock, there are no options, warrants, conversion privileges or preemptive or other rights or agreements to which Media Resolutions or any Media Resolutions Shareholder is a party involving the purchase or other acquisition of any share of Media Resolutions capital

AGREEMENT AND PLAN OF MERGER - Page 7
         stock, and there is no liability for dividends accrued but unpaid; and there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and State of Texas securities laws) applicable to any of Media Resolutions' outstanding securities.

         2.04  Subsidiaries. Except as disclosed on Schedule 2.04, Media
               ------------                         -------------
Resolutions does not have any subsidiaries or any equity interests, direct or indirect, in any corporation, partnership, joint venture or other business entity.

         2.05  No Violation of Existing Agreements. Neither the execution and
               -----------------------------------
delivery of this Agreement or any Media Resolutions Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Articles of Incorporation or Bylaws of Media Resolutions, as currently in effect, (b) any material instrument or contract to which Media Resolutions is a party or by which Media Resolutions is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to and that would have a material adverse effect on Media Resolutions or its assets or properties. Other than as set forth in Schedule 2.05 (the "Required Consents"), the consummation of the Merger by Media Resolutions will not require the consent of any third party and will not have a material adverse effect upon any such rights, licenses, franchises, leases or agreements pursuant to the terms of those agreements.

         2.06  Litigation; Legal Impediments.  Except as set forth in Schedule
               -----------------------------                          --------
2.06,
----

               (a) There is no action, proceeding or investigation pending or, to the knowledge of Media Resolutions or the Media Resolutions Shareholders, threatened against Media Resolutions before any court or administrative agency.

               (b) No person, firm, corporation or entity has a claim against Media Resolutions (or a successor in interest to Media Resolutions) based upon: (i) ownership or rights to ownership of any shares of Media Resolutions Common Stock, (ii) any rights as a Media Resolutions securities holder, including, without limitation, any option or other right to acquire any Media Resolutions securities, any preemptive rights or any rights to notice or to vote, or (iii) any rights under any agreement between Media Resolutions and any Media Resolutions securities holder or former Media Resolutions securities holder in such holder's capacity as such.

               (c) There is no order, decree or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance that would prohibit or render illegal the transactions provided for in this Agreement.

               (d) There is no litigation or proceeding pending or threatened that would have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement.

         2.07  Media Resolutions Financial Statements. Media Resolutions has
               --------------------------------------
delivered to Edge the financial statements as set forth in Schedule 2.07 (the
                                                           -------------
"Media Resolutions Interim
 -------------------------

AGREEMENT AND PLAN OF MERGER - Page 8

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Financial Statements"). Media Resolutions Interim Financial Statements fairly
--------------------
and accurately represent the financial condition of Media Resolutions on the basis of accounting historically used by Media Resolutions, at the respective dates specified therein and the results of operations for the respective periods specified therein. Except as set forth in Schedule 2.07, Media Resolutions has
                                          -------------
no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or disclosed in Media Resolutions Interim Financial Statements, except for those that may have been incurred after the issuance of the audited balance sheet of Media Resolutions as of December 31, 2001 (the "Balance Sheet Date") in
                                                         ------------------
the ordinary course of its business. The Media Resolutions Interim Financial Statements reflect all material transactions of the business of Media Resolutions during the periods covered thereby consistent with the basis of accounting historically used by Media Resolutions, and all documentation that is necessary to support such transactions has been made, and after the Closing will be, available to Edge.

         2.08     Tax Matters.  Except as disclosed in Schedule 2.08:
                  -----------                          -------------

                  (a) Returns and Reports. (i) All Tax Returns required to be
                      -------------------
         filed with any Taxing Authority in any jurisdiction by or for Media Resolutions on or before the Closing Date have been duly and timely filed, or extensions of time within which to file such Tax Returns have been obtained; and (ii) all such Tax Returns are true, correct and complete in all material respects.

                  (b) Payment. (i) Media Resolutions has timely paid or has made
                      -------
         adequate provision for the payment of all Taxes for which Media Resolutions is or may become liable for payment, insofar as such Taxes are, were or will be due and payable on or prior to the Closing Date;
         (ii) all Tax deficiencies assessed against Media Resolutions as a result of any examination of Tax Returns of Media Resolutions have been paid or are being contested in good faith (collectively, all payment obligations under Section 2.08(b)(i) and (ii) shall be referred to as the "Media Resolutions Pre-Closing Date Tax Obligations"); and (iii) Media Resolutions is not the subject of, nor has it been notified that is the subject of, any investigation, assessment, adjustment, audit or other proceeding proposing any deficiency in respect of any Tax, and to the knowledge of Media Resolutions and the Media Resolutions Shareholders, no investigation, assessment, adjustment, or audit has been threatened.

                  (c) Taxes. Media Resolutions has made adequate provisions on
                      -----
         the Media Resolutions Interim Financial Statements for all Taxes payable by Media Resolutions for any period for which no Tax Return has yet been filed or for which Tax Returns have been filed but payment of the Tax shown to be due thereon is not yet due. Furthermore, adequate reserves have been maintained to pay such Taxes as they are due.

                  (d) Extensions. No agreements, waivers, or other arrangements
                      ----------
         exist providing for an extension of time or statutory periods of limitation with respect to payment by, or assessment against, Media Resolutions of any Tax and no request for any such arrangements, waivers, or other agreements have been made; furthermore, no unrevoked power of attorney with respect to any Tax has been executed or filed with the Internal Revenue Service or any other Taxing Authority.

AGREEMENT AND PLAN OF MERGER - Page 9

                  (e)    Proceedings.  No suit, actions, claims or proceedings
                         -----------
         have been asserted as of the date hereof against Media Resolutions in respect of any Tax.

                  (f)    Section 341(f) Election. No election under Section
                         -----------------------
         341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), has been or will be filed by or on behalf of Media Resolutions.

                  (g)    Tax Liens.  There are no Tax liens as of the date
                         ---------
         hereof upon any of the assets properties of Media Resolutions except for statutory liens for Taxes not yet due or delinquent.

                  (h)    Withholding. The amounts of Taxes withheld by or on
                         -----------
         behalf of Media Resolutions with respect to all amounts paid to employees of Media Resolutions or creditors or other parties for all periods ending on or before the Closing Date have been proper and accurate in all material respects, and all deposits required with respect to amounts paid to such employees, creditors or other parties have been made in compliance in all material respects with the provisions of all applicable Tax laws.

                  (i)    Tax Sharing Agreements. Media Resolutions is not party
                         ----------------------
         to, nor has any obligations under, any tax sharing or similar agreement or arrangement.

                  (j)    Records. Media Resolutions has made available for
                         -------
         inspection by Edge: (i) complete and correct copies of all Tax Returns of Media Resolutions that have been required to be filed for taxable periods ending with or within the last five calendar years and for such longer period as Edge has requested in writing not to exceed the period of the relevant statute of limitations; (ii) complete and correct copies of all ruling requests, private letter rulings, revenue agent reports, information document requests and responses thereto, notices of proposed deficiencies, deficiency notices, applications for changes in method of accounting, protests, petitions, closing agreements, settlement agreements and any similar documents submitted by, received by or agreed to by or on behalf of Media Resolutions and relating to taxable periods ending with or within the last five calendar years and for such longer period as Edge has requested in writing, not to exceed the period of the relevant statute of limitations; and (iii) copies of all record retention agreements currently in effect between Media Resolutions and any Taxing Authority.

                  (k)    Accounting Methods. (i) Media Resolutions has not
                         ------------------
         agreed to make any adjustment by reason of a change in its accounting method that would affect the taxable income or deductions of Media Resolutions for any period following the Closing Date; (ii) except as a result of its utilization of this cash method of reporting, Media Resolutions will not be required to include in a taxable period on or after the Closing Date taxable income attributable to income that economically accrued in a taxable period ending on or before the Closing Date; and (iii) Media Resolutions is not required to include income in any amount under Section 481 of the Code (or any comparable provisions of state, local or foreign law), by reason of a change in accounting methods or therwise, as a result of actions taken prior to the Closing Date. Media Resolutions is and was entitled under the Code to report its taxable income on the cash method of reporting for all taxable years for which the statute of limitations has not expired.

AGREEMENT AND PLAN OF MEREGR - Page 10

               (l) Transfer Pricing Agreements. There are no transfer pricing
                   ---------------------------
         agreements made by Media Resolutions with any Taxing Authority.

               (m) Excess Parachute Payments. Media Resolutions is not a party
                   -------------------------
         to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (n) Controlled Foreign Corporation. Media Resolutions does not
                   ------------------------------
         own any interest in any "controlled foreign corporation" (within the meaning of Section 957 of the Code), "passive foreign investment company" (within the meaning of Section 1297 of the Code) or other entity the income of which is required to be included in the income of Media Resolutions whether or not distributed.

               (o) For the purposes of this Agreement the following terms shall have the meanings set forth below:

         "Tax" or "Taxes" means all taxes, charges, fees, levies or other
          ---      -----
         assessments, including, without limitation, any net income tax or franchise tax based on net income, any alternative or add-on minimum taxes, any gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, profits, license, social security, Medicare, payroll, employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority.

         "Tax Return" or "Tax Returns" shall mean all returns, declarations of
          ----------      -----------
         estimated tax payments, reports, forms, estimates, information returns, statements and other documentation, including any related or supporting information filed with respect to any of the foregoing, maintained, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

         "Taxing Authority" shall mean any domestic, foreign, federal, national,
          ----------------
         state, provincial, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any Taxing Authority or any other authority exercising Tax regulatory authority.

         2.09  Title to Properties.
               -------------------

               (a) Media Resolutions has good and valid title to all of its assets as shown on the balance sheet as of the Balance Sheet Date and again included in Media Resolutions Interim Financial Statements, free and clear of all liens, charges or encumbrances (other than for Taxes not yet due and payable and Permitted Liens (as defined below)), other than such material assets set forth on Schedule 2.09 as were sold by ------------- Media Resolutions in the ordinary course of business since the Balance Sheet Date or which are subject to capitalized leases. "Permitted --------- Liens" means any lien, mortgage, encumbrance or restriction that is ----- reflected in the Media Resolutions Interim Financial Statements and is


AGREEMENT AND PLAN OF MERGER - Page 11
         not in excess of $10,000 and which does not materially detract from the value or materially interfere with the use, as currently used, of the properties subject thereto or affected thereby or otherwise materially impair the business operations being conducted thereon. There are no UCC financing statements of record naming Media Resolutions as debtor.

               (b) The machinery and equipment included in such assets are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Media Resolutions is a party are fully effective and afford Media Resolutions peaceful and undisturbed possession of the subject matter of the lease. To its knowledge having made no investigations, Media Resolutions is not in violation of any material zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased or occupied properties, and Media Resolutions has not received any notice of such violation with which it has not complied or had waived.

         2.10  Absence of Certain Changes. Since the Balance Sheet Date, except
               --------------------------
as set forth in Schedule 2.10, there has not been with respect to Media
                -------------
Resolutions:

               (a) any change in the financial condition, properties, assets, liabilities business, results of operations or prospects of Media Resolutions, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a material adverse effect on Media Resolutions;

               (b) any contingent liability incurred by Media Resolutions as guarantor or surety with respect to the obligations of others;

               (c) any material mortgage, encumbrance or lien placed on any of the properties of Media Resolutions;

               (d) any material obligation or liability incurred by Media Resolutions other than in the ordinary course of business;

               (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Media Resolutions other than in the ordinary course of business;

               (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of Media Resolutions;

               (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Media Resolutions, any split, stock dividend, combination or recapitalization of the capital stock of Media Resolutions or any direct or indirect redemption, purchase or other acquisition by Media Resolutions of the capital stock of Media Resolutions;

AGREEMENT AND PLAN OF MERGER - Page 12

               (h) any material labor dispute or claim of material unfair labor practices, any change in the compensation payable or to become payable to any of Media Resolutions' officers, employees or agents earning compensation at an anticipated annual rate in excess of $1,000, or any bonus payment or arrangement made to or with any of such officers, employees or agents; or any change in the compensation payable or to become payable to any of Media Resolutions' other officers, employees or agents other than normal annual compensation increases in accordance with past practices or any bonus payment or arrangement made to or with any of such other officers, employees or agents other than normal bonuses or other arrangements made in accordance with past practices;

               (i) any material change with respect to the management, supervisory, development or other key personnel of Media Resolutions (the management, supervisory, development and other key personnel of Media Resolutions being listed on Schedule 2.10(i));
                                           -----------------

               (j) any payment or discharge of a material lien or liability thereof, which lien or liability was not either (i) shown on the balance sheet as of the Balance Sheet Date included in Media Resolutions Interim Financial Statements or (ii) incurred in the ordinary course of business after the Balance Sheet Date; or

               (k) any obligation, or material liability incurred by Media Resolutions to any of its officers, directors or shareholders, or any loans or advances made to any of its officers, directors, shareholders or affiliate except normal compensation and expense allowances payable to officers.

         2.11  Agreements and Commitments. Except as set forth in Schedule 2.11,
               --------------------------                         -------------
or as listed in Schedule 2.12, Schedule 2.15 (c) or Schedule 2.15 (f) as
                -------------  -----------------    -----------------
required by Section 2.12, Section 2.15 (c) or Section 2.15 (f), respectively,
            ------------  ----------------    ----------------
Media Resolutions is not a party or subject to any oral or written agreement, obligation or commitment that is material to Media Resolutions, its financial condition, business or prospects or which is described below:

               (a) Any contract, commitment, letter agreement, quotation or purchase order providing for payments by or to Media Resolutions in an aggregate amount of (i) $10,000 or more in the ordinary course of business or (ii) $10,000 or more not in the ordinary course of business;

               (b) Any license agreement as licensor (except for any nonexclusive software license granted by Media Resolutions to end-user customers where the form of the license, excluding standard immaterial deviations, has been provided to Edge);

               (c) Any agreement by Media Resolutions to encumber, transfer or sell rights in or with respect to any Media Resolutions Intellectual Property (as defined in Section 2.12);

               (d) Any agreement for the sale or lease of real or personal property involving more than $1,000 per year;

AGREEMENT AND PLAN OF MERGER - Page 13

               (e) Any dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the distribution of Media Resolutions' products;

               (f) Any franchise agreement or financing statement;

               (g) Any stock redemption or purchase agreement;

               (h) Any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

               (i) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligations, conditional sale, guarantee or otherwise, except for trade indebtedness or any advance to any employee of Media Resolutions incurred or made in the ordinary course of business, and except as disclosed in the Media Resolutions Interim Financial Statements; or

               (j) Any contract containing covenants purporting to limit the freedom of Media Resolutions to compete in any line of business in any geographic area.

               All agreements, obligations and commitments listed in Schedule
                                                                     --------
         2.11, Schedule 2.12, Schedule 2.15 (c), or Schedule 2.15 (f) as
         ----  -------------  -----------------     -----------------
         required by Section 2.11, Section 2.12, Section 2.15 (c) or Section
         2.15 (f), as the case may be, are valid and in full force and effect in all material respects, and except as expressly noted in writing, a true and complete copy of each has been delivered or been made available to Edge or its counsel. Except as noted on Schedule 2.11 neither Media
                                                 -------------
         Resolutions nor, to the knowledge of Media Resolutions or the Media Resolutions Shareholders, any other party is in breach of or default under any material terms of any such agreement, obligation or commitment. Media Resolutions is not a party to any contract or arrangement that it reasonably expects will have a material adverse effect on its business or prospects.

         2.12  Intellectual Property. Media Resolutions owns all right, title
               ---------------------
and interest in, or has the right to use, all domestic and foreign patent applications, patents, patent licenses, trademark applications, trademarks, service marks, trade names, copyrights applications, copyrights, trade secrets, know-how, technology, material software licenses and other intellectual property and proprietary rights used in or reasonably necessary to the conduct of its business as presently conducted and the business of the development, production, marketing, licensing and sale of commercial products using such intellectual property and proprietary rights ("Media Resolutions Intellectual Property").
                                  ---------------------------------------
Media Resolutions has taken reasonable measures to protect all Media Resolutions Intellectual Property, and, except as set forth on Schedule 2.12, neither Media
                                                   -------------
Resolutions nor any Media Resolutions Shareholder has any knowledge of any infringement of any Media Resolutions Intellectual Property by any third party. As to the third party products listed on Schedule 2.12 (the "Media Resolutions
                                         -------------       -----------------
Third Party Products"), Media Resolutions has obtained appropriate licensing
--------------------
rights to the same and the use by Media Resolutions of Media Resolutions Third Party Products does not infringe the rights of Media Resolutions' licensors. Set forth on Schedule 2.12 delivered to Edge herewith is a true and complete list of
         -------------
all copyright and trademark registrations (and any applications therefor) and all

AGREEMENT AND PLAN OF MERGER - Page 14
patents (and any applications therefor) for Media Resolutions Intellectual Property owned by Media Resolutions. Neither Media Resolutions nor any Media Resolutions Shareholder has any knowledge of any material loss, cancellation, termination or expiration of any such registration or patent except as set forth on Schedule 2.12. To the knowledge of Media Resolutions or the Media Resolutions
   -------------
Shareholders, the business of Media Resolutions as conducted as of the date hereof, including (without limitation) the business of development, production, marketing, licensing and sale of commercial products using Media Resolutions Intellectual Property and proprietary rights, does not infringe or violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, proprietary rights or other intellectual property of any other person, and Media Resolutions has not received any written or oral claim or notice of infringement or potential infringement of the intellectual property of any other person or entity. With respect to Media Resolutions Third Party Products, Media Resolutions has obtained appropriate licensing rights to such Media Resolutions Third Party Products and the use by Media Resolutions of Media Resolutions Third Party Products does not infringe the rights of Media Resolutions' licensors. Media Resolutions has the right to manufacture all of its products and the right to use all of its registered user lists, and to the knowledge of Media Resolutions or the Media Resolutions Shareholders, is not using any confidential information or trade secrets of any former employer of any past or present employees.

         2.13 Compliance with Laws. Except as set forth in Schedule 2.13, to its
              --------------------                         -------------
knowledge having made no investigation, Media Resolutions has complied and is and will be at the Closing Date in full compliance with all material laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgements and decrees (collectively, "Laws"), applicable to Media Resolutions or to the assets, properties and business of Media Resolutions, including, without limitation (a) all applicable federal and state securities laws and regulations, (b) all applicable federal state and local Laws, pertaining to (i) the sale, licensing, leasing, ownership or management of Media Resolutions' owned, leased, occupied or licensed real or personal property, products or technical data, (ii) employment or employment practices, terms and conditions of employment or wages and hours, or (iii) safety, health, fire prevention, environmental protection (including toxic waste disposal and related matters described in Section 2.21), building standards, zoning or other similar matters,
(c) the Export Administration Act and regulations promulgated thereunder or other laws, regulations, rules, orders, writs, injunctions, judgements or decrees applicable to the export or re-export of controlled commodities or technical data, or (d) the Immigration Reform and Control Act; provided, however, that this Section 2.13 shall not apply to any Law to the extent Media Resolutions and the Media Resolutions Shareholders have provided a representation and warranty elsewhere in this Agreement as to full past and present compliance by Media Resolutions with such Law. Media Resolutions has received all material permits and approvals from and has made all material filings with third parties, including government agencies and authorities, that are necessary to the conduct of its business as presently conducted.

         2.14 Certain Transactions and Agreements. No person who is an officer
              -----------------------------------
or director of Media Resolutions, or a member of any officer's or director's immediate family, has any direct or indirect ownership interest in any firm or corporation that competes with Media Resolutions or Edge (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation the stock of which is publicly traded). Except as set forth in Schedule 2.14, no
                                                               -------------
person who is an officer or director of Media Resolutions, or any member of any officer's or

AGREEMENT AND PLAN OF MERGER - Page 15
director's immediate family, is directly or indirectly interested in any material contract or informal arrangement with Media Resolutions, except for compensation for services as an officer, director or employee of Media Resolutions and except for the normal rights of a shareholder. Except at set forth in Schedule 2.14, none of such officers or directors or family members has
         -------------
any interest in any property, real or personal, tangible or intangible, including, without limitation, inventions, patents, copyrights, trademarks, trade names or trade secrets, used in the business of Media Resolutions, except for the normal rights of a shareholder.

         2.15  Employees.
               ---------

               (a) Except as set forth in Schedule 2.15 (a), Media Resolutions
                                          -----------------
         has no employment contract or material consulting agreement currently in effect that is not terminable at will without penalty or payment of compensation by Media Resolutions.

               (b) Media Resolutions (i) has never been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) to the knowledge of Media Resolutions or the Media Resolutions Shareholders, has no material current labor dispute. Neither Media Resolutions nor any Media Resolutions Shareholder has any knowledge of any facts indicating that the consummation of the transactions provided for herein will have a material adverse effect on its labor relations.

               (c) Except as set forth in Schedule 2.15(c), Media Resolutions
                                          ----------------
         has no pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefits plan maintained, contributed to, or required to be contributed to, by Media Resolutions for the benefit of any Media Resolutions employee, former employee or retired employee (the "Employee Plans"), including without limitation
                                --------------
         all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
                                                              -----

               (d) To the knowledge of Media Resolutions or the Media Resolutions Shareholders, no employee of Media Resolutions is in material violation of (i) any term of any employment contract, patent disclosure agreement or noncompetition agreement or (ii) any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by Media Resolutions or to use trade secrets or proprietary information of others. To the knowledge of Media Resolutions or the Media Resolutions Shareholders, the employment of any employee of Media Resolutions does not of itself subject Media Resolutions to any liability to any third party.

               (e) Except as set forth in Schedule 2.15 (e), Media Resolutions
                                          -----------------
         is not a party to any (i) agreement with any executive officer or other key employee of Media Resolutions (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Media Resolutions in the nature of any of the transactions contemplated by this Agreement and the Plan of Merger, or any

AGREEMENT AND PLAN OF MERGER - Page 16
          other business combination transaction, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Plan of Merger.

               (f) A list of all employees, officers and development consultants of Media Resolutions and their current compensation and benefits or related agreements with employer as of the date of this Agreement is set forth on Schedule 2.15 (f) and on the Closing Date each of the
                       -----------------
          Media Resolutions Shareholders will execute a written employment agreement with the Surviving Corporation containing usual and customary terms of employment.

               (g) Except as set forth in Schedule 2.15 (g), all contributions
                                          -----------------
          due from Media Resolutions with respect to any of the Employee Plans have been made or accrued on Media Resolutions' Financial Statements, and no further contributions will be due or will have accrued thereunder as of the Closing Date.

               (h) As of the Closing Date, there are no outstanding payment obligations due to any employee of Media Resolution, nor any claims outstanding by any employee, for accrued and unpaid wages, salaries, bonuses, pensions, severance pay or other benefits.

          2.16 Corporate Documents. Media Resolutions has made available to Edge
               -------------------
for examination all documents and information listed in Article II or reflected in the schedules called for by this Agreement, including, without limitation, the following: (a) copies of Media Resolutions' Articles of Incorporation and Bylaws as currently in effect; (b) Media Resolutions' minute book containing all records of all proceedings, consents, actions and meetings of Media Resolutions' directors and shareholders; (c) Media Resolutions' stock ledger, journal and other records reflecting all stock issuances and transfers; and (d) all permits, orders and consents issued by any regulatory agency with respect to Media Resolutions, or any securities of Media Resolutions, and all applications for such permits, orders and consents.

          2.17 No Brokers. Media Resolutions is not obligated for the payment of
               ----------
fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Plan of Merger or in connection with any transaction provided for herein or therein.

          2.18 Disclosure. The representations and warranties contained in this
               ----------
Agreement and the schedules thereto delivered to Edge by Media Resolutions or the Media Resolutions Shareholders or both under this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements

AGREEMENT AND PLAN OF MERGER - Page 17
contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

         2.19  Books and Records. The books, records and accounts of Media
               -----------------
Resolutions (a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and disposition of the assets of Media Resolutions in all material respects, and (d) accurately and fairly reflect in all material respects the basis for Media Resolutions Interim Financial Statements.

         2.20  Insurance. Media Resolutions maintains fire and casualty, workers
               ---------
compensation, general liability, "key man" and other insurance policies as listed on Schedule 2.20. Neither Media Resolutions nor any Media Resolutions
          -------------
Shareholder has any knowledge that any such insurance policy will not be renewed in the normal course.

         2.21  Environmental Matters.
               ---------------------

               (a) During the period that Media Resolutions has leased or occupied the premises currently occupied by it and those premises occupied by it since the date of its incorporation, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) from or any presence thereof on any such premises that would have a material adverse effect upon the business or financial statements of Media Resolutions. "Hazardous Materials" mean any
                                           -------------------
         hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA;
         (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.
         (S) 11001 et seq.; (iii) the Hazardous Material Transportation Act, 49
                   ------
         U.S.C. (S) 1801, et seq.; (iv) the Toxic Substances Control Act, 15
                          ------
         U.S.C. (S) 2601 et seq.; (v) the Occupational Safety and Health Act of
                         ------
         1970, 29 U.S.C. (S) 651 et seq.; (vi) regulations promulgated under any
                                 ------
         of the above statutes; or (vii) any applicable state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

               (b) During the time that Media Resolutions has leased or occupied the premises currently occupied by it or any premises previously occupied by Media Resolutions, neither Media Resolutions nor, to the knowledge of Media Resolutions or the Media Resolutions Shareholders, any third party, has used, generated, manufactured or stored in such premises or transported to or from such premises any Hazardous Materials that would have a material adverse effect upon the business or financial statements of Media Resolutions.

         2.22  Government Contracts. Except as set forth on Schedule 2.22, Media
               --------------------                         -------------
Resolutions has no business contracts with any independent or executive agency, division, subdivision, audit group or procuring office of the federal government or of a state government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

AGREEMENT AND PLAN OF MERGER - Page 18

         2.23 Product Liability and Warranty Proceedings. No product liability,
              ------------------------------------------
warranty or similar actions, suits or proceedings have been asserted against Media Resolutions since the Balance Sheet Date other than as set forth in the Media Resolutions Interim Financial Statements.


         2.24 WARN Compliance. Since the Balance Sheet Date, Media Resolutions
              ---------------
has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (WARN) or similar state laws. Media Resolutions has not laid-off more than ten percent (10%) of its employees at any single site of employment in any ninety (90) day period during the period from January 1, 2001 through the Closing Date. It shall be the obligation of Media Resolutions and the Media Resolutions Shareholders to provide any notice required by said Act by reason of the provisions, execution or operation of this Agreement.

         2.25 ADA Compliance. Except as set forth in Schedule 2.25, to its
              --------------                         -------------
knowledge having made no investigation, Media Resolutions has complied and is in material compliance with the provisions of the Americans with Disabilities Act (the "ADA").
      ---

         2.26 Year 2000 Compliance. Except as set forth in Schedule 2.26, no
              --------------------                         -------------
customer contract, license agreement or other document by which Media Resolutions writes, creates or otherwise generates software code or other intellectual property contains language by which Media Resolutions is obligated to ensure that its product is Year 2000 Compliant.

         2.27 Accounts Receivable. Except as set forth in Schedule 2.27, the
              -------------------                         -------------
accounts receivable set forth in the Media Resolutions Interim Financial Statements and those accounts receivable accruing through the Closing Date (the "Collectible A/R") represent valid and bona fide sales to third parties incurred in the ordinary course of business, subject to no defenses, set-offs or counterclaims other than those resulting from applicable insolvency laws. Each of the Media Resolution Shareholders warrant the Surviving Corporation's collection of the Collectible A/R within ninety (90) days of the Closing Date; provided, however, that any portion of the Collectible A/R that is not collected within such 90 day period (the "Collectible A/R Deficiency") shall be assigned to the Media Resolution Shareholders after the end of such 90 day period and after the Collectible A/R Deficiency has either been deducted from the Withheld Merger Consideration or been paid to Edge pursuant to the indemnification provisions of Section 6.02.

         2.28 Interests in Customers, Suppliers, Etc. No shareholder, officer,
              --------------------------------------
director or affiliate of Media Resolutions possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of Media Resolutions. Ownership of securities of a corporation whose securities are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), not in excess of one percent (1%) of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 2.28.
                                        ------------

         2.29 Business Relations. Schedule 2.29 contains an accurate list of all
              ------------------  -------------
significant customers of Media Resolutions (i.e., those customers representing 5% or more of Media Resolutions' revenues for the 24 month period ended December 31, 2001 or who have paid to Media Resolutions $10,000 or more over any two consecutive fiscal quarters in the 24 month period ended December 31, 2001). Except as set forth in Schedule 2.29, to the knowledge of Media Resolutions or
                       -------------
the Media Resolutions Shareholders having made no inquiry, no customer

AGREEMENT AND PLAN OF MERGER - Page 19
or supplier of Media Resolutions will cease to do business with Media Resolutions after the consummation of the transactions contemplated hereby, which cessation would have a material adverse effect on the business, operations or financial condition of Media Resolutions.

         2.30 Bank Accounts and Powers of Attorney. Schedule 2.30 sets forth
              ------------------------------------  -------------
each bank, savings institution and other financial institution with which Media Resolutions has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Each person holding a power of attorney or similar grant of authority on behalf of Media Resolutions is identified on Schedule 2.30. Except as disclosed on such Schedule, Media
                 -------------
Resolutions has not given any revocable or irrevocable powers of attorney to any person, firm, corporation or organization relating to its business for any purpose whatsoever.

         2.31 Deleted in its entirety.
              -----------------------

                                   ARTICLE III
                           INVESTMENT REPRESENTATIONS

         Each Media Resolutions Shareholder jointly and severally represents and warrants to Edge as of the date of this Agreement that:

         3.01 Information Delivered. Such Media Resolutions Shareholder (a) has
              ---------------------
received from Edge copies of Edge's Reports (the "Reports") on Form 10-KSB for
                                                  -------
the fiscal year ended December 31, 2000, the Form 10-KSB/A filed on April 30, 2001, Form 10-QSB for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (the Reports collectively referred to herein as the "SEC
                                                                            ---
Documents") and (b) has had the opportunity to ask questions of and receive
---------
answers from Edge concerning the terms and conditions of this Agreement and to obtain from Edge any additional information that Edge possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information described in the SEC Documents.

         3.02 Deleted in its entirety.
              -----------------------

         3.03 Investment Purposes. Such Media Resolutions Shareholder further
              -------------------
represents, warrants, acknowledges and agrees that (a) he is acquiring the shares of Edge's Common Stock under this Agreement for his own account, as principal and not on behalf of other persons, and for investment and not with a view to the resale or distribution of all or any part of such shares in accordance with applicable securities laws, (b) he will not sell or otherwise transfer such shares unless, in the opinion of counsel who is reasonably satisfactory to Edge, the transfer can be made without violating the registration provisions of the 1933 Act and the rules and regulations thereunder, unless such sale or transfer is under an effective registration statement, and (c) the certificate representing such shares will also bear the following legend (the "Restrictive Legend"):

             THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT
             ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES

AGREEMENT AND PLAN OF MERGER - Page 20

          REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

     3.04 Stock Ownership. Such Media Resolutions Shareholder has the full legal
          ---------------
right, power and authority to enter into this Agreement. Such Media Resolutions Shareholder owns beneficially (subject only to any community property interest of such shareholder's spouse) and of record the shares of Media Resolutions Common Stock set forth opposite such Media Resolutions Shareholder's name on
Schedule 3.04 and such shares of Media Resolutions Common Stock, together with
-------------
the other shares of Media Resolutions Common Stock set forth on Schedule 3.04,
                                                                -------------
constitute all of the outstanding shares of capital stock of Media Resolutions, and such shares of Media Resolutions Common Stock owned by such Media Resolutions Shareholder are owned free and clear of all liens other than standard state and federal securities laws private offering restrictions. Such Media Resolutions Shareholder has owned Media Resolutions Common Stock since the date set forth on Schedule 3.04.
                  -------------

     3.05 Waiver of Preemptive Rights. Other than as contemplated by this
          ---------------------------
Agreement or any agreement to be executed in connection with this Agreement, such Media Resolutions Shareholder has no, or hereby waives, any preemptive or other right to acquire shares of Media Resolutions Common Stock or Edge Common Stock that the Media Resolutions Shareholder has or may have had other than rights of the Media Resolutions Shareholder to acquire Edge Common Stock pursuant to (a) this Agreement or (b) any option granted by Edge.

     3.06 No Disposal of Shares. Such Media Resolutions Shareholder represents
          ---------------------
that there is no current plan or intention by such Media Resolutions Shareholder to sell, exchange or otherwise dispose of any of the shares of Edge Common Stock received by such Media Resolutions Shareholder in the Merger as of the Effective Time of the Merger. Shares of Media Resolutions Common Stock and shares of Edge Common Stock held by the Media Resolutions Shareholder and otherwise sold, redeemed, or disposed of prior to or subsequent to the Closing Date will be considered in making this representation.

     3.07 No Claims. Such Media Resolutions Shareholder has no claims against
          ---------
Media Resolutions.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF EDGE TECHNOLOGY GROUP, INC.

          Edge hereby represents and warrants that, except as set forth in the Schedules provided by Edge attached to this Agreement:

     4.01 Organization and Good Standing. Edge is a corporation duly organized,
          ------------------------------
validly existing and in good standing under the laws of the State of Delaware and has the corporate

AGREEMENT AND PLAN OF MERGER - Page 21
power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Edge is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on Edge, its assets, properties or financial condition.

     4.02 Power, Authorization and Validity.
          ---------------------------------

          (a) Edge has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which Edge is or will be a party as contemplated by this Agreement (the "Edge Ancillary Agreements"). The execution, delivery and
                     -------------------------
     performance of this Agreement and the Edge Ancillary Agreements have been duly and validly approved by the Edge Board of Directors as required by applicable law.

          (b) No filing, authorization or approval, governmental or otherwise, is necessary to enable Edge to enter into, and to perform its obligations under, this Agreement and the Edge Ancillary Agreements, except for (i) the filing of the Plan of Merger with the Secretary of State of the State of Texas (which filing has been authorized by all necessary corporate action) and (ii) consents disclosed in Schedule 4.02 (b).
                                    -----------------

          (c) This Agreement and the Edge Ancillary Agreements are, or when executed and delivered by Edge will be, valid and binding obligations of Edge, enforceable against Edge in accordance with their respective terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) any rights to indemnification being limited under applicable securities laws; provided, however, that the Edge Ancillary Agreements will not be effective until the earlier of the date set forth therein or the Effective Time.

     4.03 Edge Common Stock. The Edge Common Stock to be delivered to the Media
          -----------------
Resolutions Shareholders at the Closing Date shall constitute valid and legally issued shares of Edge, fully paid and nonassessable, and except as set forth in this Agreement (a) will be owned free and clear of all liens created by Edge, and (b) subject to registration of such shares with the SEC and holding periods established by SEC rule (or state securities law or rule), will be legally equivalent in all respects to the Edge Common Stock issued and outstanding as of the date hereof.

     4.04 Information Delivered. Edge (a) has delivered to the Media Resolutions
          ---------------------
Shareholders copies of the SEC Documents and (b) has provided the Media Resolutions Shareholders the opportunity to ask questions of and receive answers from Edge concerning the terms and conditions of this Agreement and to obtain from Edge any additional information that Edge possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information described in the SEC Documents.

AGREEMENT AND PLAN OF MERGER - Page 22

     4.05 No Violation of Existing Agreements. Neither the execution and
          -----------------------------------
delivery of this Agreement or any agreement executed by Edge in connection with the delivery of this Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Articles of Incorporation or Bylaws of Edge, as currently in effect, (b) any material instrument or contract to which Edge is a party or by which Edge is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to and that would have a material adverse effect on Edge or its assets or properties. The consummation of the Merger by Edge will not require the consent of any third party and will not have a material adverse effect upon any such rights, licenses, franchises, leases or agreements pursuant to the terms of those agreements.

     4.06 Litigation; Legal Impediments. Except as set forth in Schedule 4.06,
          -----------------------------                         -------------

          (a) There is no material action, proceeding or investigation pending or, to the knowledge of Edge, threatened against Edge before any court or administrative agency.

          (b) There is, to the knowledge of Edge, no order, decree or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance that would prohibit or render illegal the transactions provided for in this Agreement.

          (d) There is, to the knowledge of Edge, no litigation or proceeding pending or threatened that would have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement.

     4.07 Edge Resolutions Interim Financial Statements. In addition to the SEC
          ---------------------------------------------
documents, Edge has delivered to the Media Resolutions Shareholders additional financial statements (the "Edge Interim Financial Statements"). The Edge Interim
                           ---------------------------------
Financial Statements have been prepared on an accrual basis and, in all material respects, (a) are in accordance with generally accepted accounting principles and (b) fairly and accurately represent the financial condition of Edge at the respective dates specified therein and the results of operations for the respective periods specified therein. Except as set forth in the Edge Interim Financial Statements, Edge has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Edge Interim Financial Statements. The Edge Interim Financial Statements reflect all material transactions of the business of Edge during the periods covered thereby consistent with the basis of accounting historically used by Edge.

                                    ARTICLE V
                                 CLOSING MATTERS

     5.01 The Closing. The closing of this Agreement and the transactions
          -----------
contemplated hereunder (the "Closing") shall take place contemporaneously with the execution hereof and on the date hereof (the "Closing Date") but for all purposes shall be deemed to occur as of the close of business on the Closing Date. Prior to or concurrently with the Closing, the Plan of Merger

AGREEMENT AND PLAN OF MERGER - Page 23
and such other documents as may be required to effectuate the Merger will be filed in the office of the Secretary of State of the State of Texas, and the Merger will become effective at the Effective Time.

     5.02 Exchange of Certificates.
          ------------------------

          (a) As of the Effective Time, all shares of Media Resolutions Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and each share of Media Resolutions Common Stock will be converted into the right to receive from Edge that portion of the Merger Consideration, subject to the withholding provisions of Section 1.03, that each such share bears to the total of all shares of Media Resolutions Common Stock issued and outstanding as of the Effective Time (the "Pro Rata Portion").

          (b) At and after the Effective Time, each certificate representing outstanding shares of Media Resolutions Common Stock will represent the number of shares of Edge Common Stock into which such shares of Media Resolutions Common Stock have been converted, and such shares of Edge Common Stock will be deemed registered in the name of the holder of such certificate. Upon the Effective Time, the holder of shares of Media Resolutions Common Stock will surrender (i) the certificates of such shares (the "Media Resolutions Certificates") to Edge for cancellation or (ii) an
           ------------------------------
     affidavit of lost (or non-issued) certificate and agreement to indemnify in form satisfactory to Edge (an "Affidavit"). Further, all rights to acquire
                                    ---------
     capital stock of Media Resolutions (whether in the form of options, warrants, or rights to convert securities) shall be terminated upon the Effective Time, such that upon the payment of the Merger Consideration, Edge will hold 100% of the capital stock of Media Resolutions and no rights or options to purchase or receive any shares of Media Resolutions' capital stock shall be outstanding. At Closing, Edge will deliver such Holder's Pro Rata Portion of the Cash Consideration less the amount withheld pursuant to
     Section 1.03 and as soon as practicable after the Effective Time and receipt of Media Resolutions Certificates and of any Affidavits, will issue to such surrendering holder certificate(s) representing such holder's Pro Rata Portion of the Stock Consideration and any cash for fractional shares payable under Section 1.02.

          (c) All shares of Edge Common Stock (and, if applicable, cash in lieu of fractional shares) delivered upon the surrender of Media Resolutions Certificates in accordance with the terms hereof will be delivered to the registered holder. After the Effective Time, there will be no further registration of transfers of the shares of Media Resolutions Common Stock on the stock transfer books of Media Resolutions. If, after the Effective Time, Media Resolutions Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and certificates for Edge Common Stock will be delivered pursuant to the terms and conditions set forth in this Section 5.02.

          (d) Until certificates representing Media Resolutions Common Stock outstanding prior to the Merger are surrendered pursuant to Section 5.02
     (b) above, such certificates will be deemed, for all purposes, to evidence ownership of (i) the number of shares of Edge Common Stock into which the shares of Media Resolutions Common

AGREEMENT AND PLAN OF MERGER - Page 24

          Stock will have been converted, subject to the obligation to withhold a portion thereof as required hereby, and (ii) if applicable, cash in lieu of fractional shares.

          5.03    Delivery of Lease Agreement. At the Closing, Media Resolutions
                  ---------------------------
shall deliver to Edge an executed lease agreement between Media Resolutions and Allegiance Telecom, upon terms and conditions that are acceptable to Edge, in the exercise of its sole discretion, including, without limitation, a lease term expiring not less than six months from the Closing Date.

                                   ARTICLE VI
           SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES,
                              CONTINUING COVENANTS

         6.01     Survival of Representations.
                  ---------------------------

                  (a) Media Resolutions' Representations. All representations
                      ----------------------------------
         and warranties of Media Resolutions contained in Articles II and III of this Agreement (other than the representations and warranties contained in Sections 2.03 and 2.09(a)) (the "General Representations") will remain operative and in full force and effect (but only as of the Closing Date) for a period of two (2) years and one day after the Closing Date, regardless of any investigation made by or on behalf of the parties to this Agreement. The representations and warranties contained in Sections 2.03 and 2.09(a) (the "Special Representations") will remain operative and in full force and effect (but only as of the Closing Date) for a period of five (5) years and one day after the Closing Date (such time period to be referred to hereafter as the "Post-Closing Period"), regardless of any investigation made by or on behalf of the parties to this Agreement. Notwithstanding the preceding provisions of this Section 6.01(a), any act or omission constituting fraud shall have no limit as to time.

                  (b) Edge's Representations. All representations and warranties
                      ----------------------
         of Edge contained in Article IV of this Agreement will remain operative and in full force and effect (but only as of the Closing Date) for a period of five (5) years and one day after the Closing Date, regardless of any investigation made by or on behalf of the parties to this Agreement other than any act or omission constituting fraud, which shall have no limitation as to time.

         6.02     Media Resolutions Agreement to Indemnify.
                  ----------------------------------------

                  (a) The Media Resolutions Shareholders Indemnity. Subject to
                      --------------------------------------------
         the limitations set forth in Section 6.02(b), the Media Resolutions Shareholders will indemnify and hold harmless Edge and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Edge (hereinafter in this Section 6.02 referred to individually as an "Indemnified Person" and collectively as
                                ------------------
         "Indemnified Persons") from and against any and all claims, demands,
          -------------------
         actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by Media Resolutions and/or the Media Resolutions Shareholders in this Agreement or any certificate, document or

AGREEMENT AND PLAN OF MERGER - Page 25
     instrument delivered by or on behalf of Media Resolutions and/or by the Media Resolutions Shareholders pursuant hereto (hereafter in this Section
     6.02 referred to as the "Edge Damages"); provided; however, that in no
                              ------------    --------  -------
     event shall the aggregate liability of the Media Resolutions Shareholders under this Agreement exceed an amount greater than $730,000.

       (b) Withheld Merger Consideration. Except for the Adjustment Amounts set
           -----------------------------
     forth in Section 1.03(a)(i) and (iii) above, Indemnified Persons shall make no deductions in the Withheld Merger Consideration and shall have no claims against the Media Resolutions Shareholders unless and until the Edge Damages exceed $10,000, (the "Threshold Amount"), at which point the Indemnified Persons shall be entitled to indemnification for all claims, including those within the Threshold Amount. In seeking indemnification for Edge Damages under this Section 6.02 following the Closing, the Indemnified Persons shall be entitled to, including, without limitation, available amounts of the Withheld Merger Consideration and all other remedies available at law or in equity.

       (c) Phillip B. Holmes shall act as the representative of the Media Resolutions Shareholders for purposes of Sections 6.02 and 6.03 of this Agreement (the "Claims Representative"), and is duly authorized to be such Claims Representative and may bind the Media Resolutions Shareholders. Promptly after the receipt by Edge of notice or discovery of any claim, damage or legal action or proceeding giving rise to indemnification rights under this Section 6.02, Edge will give the Claims Representative written notice of such claim, damage, legal action or proceeding (for purposes of this Section 6.02, a "Claim") in accordance with Section 6.02 of this Agreement. Within seven days of delivery of such written notice, the Claims Representative may, with Edge's written consent, which shall not be unreasonably withheld, at the expense of the Media Resolutions Shareholders, elect to take all necessary steps properly to contest any Claim involving third parties or to prosecute or defend such Claim to conclusion or settlement. If the Claims Representative makes the foregoing election, then the Claims Representative will take all necessary steps to contest any such Claim or to prosecute or defend such Claim to conclusion or settlement, and will notify Edge of the progress of any such Claim, will permit Edge, at its expense, to participate in such prosecution or defense (PROVIDED, HOWEVER, that if a conflict of interest exists which would make it inappropriate, in the reasonable opinion of Edge, for the same counsel to represent both Edge and the Media Resolutions Shareholders in the resolution of such Claim, then Edge may retain separate counsel, the fees and expenses of which shall not be borne by Edge but shall instead be borne by the Media Resolutions Shareholders) and will provide Edge with reasonable access to all relevant information and documents relating to the Claim and the Claims Representative's prosecution or defense thereof. If the Claims Representative does not make such election, then Edge shall be free to handle the prosecution or defense of any such Claim, will take all necessary steps to contest any such Claim involving third parties or to prosecute or defend such Claim to conclusion or settlement, will notify the Claims Representative of the progress of any such Claim, and will permit the Claims Representative, at the expense of the Media Resolutions Shareholders (which expense shall be paid for from sources other than the Withheld Merger Consideration) to participate in such prosecution or defense and will provide the Claims Representative with reasonable access to all relevant information and documents

AGREEMENT AND PLAN OF MERGER - Page 26
     relating to the Claim and Edge's prosecution or defense thereof. In either case, the party not in control of a Claim will fully cooperate, and will cause its counsel, if any, to fully cooperate, with the other party in the conduct of the prosecution or defense of such Claim. Neither party will compromise or settle any such Claim without the written consent of either Edge (if the Claims Representative defends the Claim) or the Claims Representative (if Edge defends the Claim), such consent not to be unreasonably withheld.

          (d) Any written notice of a Claim required under this Section 6.02 (for purposes of this Section 6.02, a "Notice of Claim") will be in writing and will contain the following information to the extent reasonably available to Edge:

              (1) Edge's good faith estimate of the reasonably foreseeable maximum amount of the alleged Edge Damages (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against Edge or Media Resolutions); and

              (2) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Edge Damages based on Edge's good faith belief thereof and the basis under this Agreement for such Claim, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to Edge) and copies of any formal demand or complaint.

          (e) For purposes of Sections 6.02 and 6.03, the Media Resolutions Shareholders hereby consent to the appointment of the Claims Representative, as representative of the Media Resolutions Shareholders, and as the attorney-in-fact for and on behalf of each Media Resolutions Shareholder, and, subject to the express limitation set forth below, the taking by the Claims Representative of any and all actions and the making of any decisions required or permitted to be taken by the Claims Representative under Sections 6.02 and 6.03, including, without limitation, the exercise of the power to (i) agree to Edge's deductions against the Withheld Merger Consideration, or any portion thereof, in satisfaction of any Claims (for purposes of this Section 6.02(e), the term "Claims" is as defined in Sections 6.02 and 6.03), (ii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any Claims,
     (iii) resolve any Claims, and (iv) take all actions necessary in the judgment of the Claims Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. The Claims Representative will have unlimited authority and power to act on behalf of each Media Resolutions Shareholder with respect to Sections 6.02 and 6.03 and the disposition, settlement or other handling of all Claims, rights or obligations arising under this Agreement so long as all Media Resolutions Shareholders are treated in the same manner. The Media Resolutions Shareholders will be bound by all actions taken by the Claims Representative in connection with Sections 6.02 and 6.03, and Edge will be entitled to rely on any action or decision of the Claims Representative. In performing the functions specified in Sections 6.02 and 6.03, the Claims Representative will not be liable to the Media Resolutions Shareholders in the absence of gross negligence or willful

AGREEMENT AND PLAN OF MERGER - Page 27
     misconduct. Phillip B. Holmes hereby accepts the position of Claims Representative subject to the right to resign as set forth below. The Claims Representative may resign from such position, effective upon a new representative being appointed in writing by Media Resolutions Shareholders who beneficially own a majority of the withheld portion of the Media Resolutions Common Stock. The Claims Representative will not be entitled to receive any compensation from Edge or the Media Resolutions Shareholders in connection with this Agreement. Each Media Resolutions Shareholder will pay to the Claims Representative his or her Pro Rata Portion of any out-of-pocket costs and expenses reasonably incurred by the Claims Representative in connection with actions taken pursuant to the terms of Sections 6.02 and 6.03, and such amounts shall not be deducted against the Withheld Merger Consideration).

     6.03 Edge Agreement to Indemnify.
          ---------------------------

          (a) Edge Indemnity. Subject to the limitations set forth in Section
              --------------
     6.03(b), Edge will indemnify and hold harmless the Media Resolutions Shareholders (hereinafter in this Section 6.03 referred to individually as an "Edge Indemnified Person" and collectively as "Edge Indemnified
         -----------------------                       ----------------
     Persons") from and against any and all claims, demands, actions, causes of
     -------
     action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by Edge in this Agreement or any certificate, document or instrument delivered by or on behalf of Edge pursuant hereto (hereafter in this Section 6.03 referred to as "Media
                                                                     -----
     Resolutions Damages").
     -------------------

          (b) Edge Indemnification Limitations. The indemnification provided for
              --------------------------------
     in Section 6.02(b) will not apply unless and until the aggregate Media Resolutions Damages for which one or more Edge Indemnified Persons seeks indemnification under Section 6.03(a) exceeds $10,000 (the "Edge Threshold Amount"), in which event the indemnification provided for in Section 6.03(a) will include all Media Resolutions Damages, including those within the Edge Threshold Amount The provisions of this Section 6.03 shall be the sole remedy against Edge for breach of Article IV.

          (c) Process. Promptly after the receipt by any Media Resolutions
              -------
     Shareholder of notice or discovery of any claim, damage or legal action or proceeding giving rise to indemnification rights under this Section 6.03, such Media Resolutions Shareholder will give Edge written notice of such claim, damage, legal action or proceeding (for purposes of this Section 6.03, a "Claim") in accordance with this Section 6.03. Within seven days of delivery of such written notice, Edge may, with such Media Resolutions Shareholder's written consent, which shall not be unreasonably withheld, at the expense of Edge, elect to take all necessary steps properly to contest any Claim involving third parties or to prosecute or defend such Claim to conclusion or settlement. If Edge makes the foregoing election, then Edge will take all necessary steps to contest any such Claim or to prosecute or defend such Claim to conclusion or settlement, and will notify such Media Resolutions Shareholder of the progress of any such Claim, will permit such Media Resolutions Shareholder, at its expense, to participate in such prosecution or defense (PROVIDED, HOWEVER, that if a conflict of interest exists which would make it inappropriate, in the

AGREEMENT AND PLAN OF MERGER - Page 28
     reasonable opinion of such Media Resolutions Shareholder, for the same counsel to represent both such Media Resolutions Shareholder and Edge in the resolution of such Claim, then such Media Resolutions Shareholder may retain separate counsel, and the fees and expenses of one such counsel for all applicable Media Resolutions Shareholders shall be borne by Edge rather than by any such Media Resolutions Shareholder) and will provide such Media Resolutions Shareholder with reasonable access to all relevant information and documents relating to the Claim and Edge's prosecution or defense thereof. If Edge does not make such election, then such Media Resolutions Shareholder shall be free to handle the prosecution or defense of any such Claim, will take all necessary steps to contest any such Claim involving third parties or to prosecute or defend such Claim to conclusion or settlement, will notify Edge of the progress of any such Claim, and will permit Edge, at the expense of Edge, to participate in such prosecution or defense and will provide Edge with reasonable access to all relevant information and documents relating to the Claim and such Media Resolutions Shareholder's prosecution or defense thereof. In either case, the party not in control of a Claim will fully cooperate with, and will cause its counsel, if any, to fully cooperate with, the other party in the conduct of the prosecution or defense of such Claim. Neither party will compromise or settle any such Claim without the written consent of either such Media Resolutions Shareholder (if Edge defends the Claim) or Edge (if such Media Resolutions Shareholder defends the Claim), such consent not to be unreasonably withheld. Notwithstanding the foregoing provisions of this
     Section 6.03(c), if two or more Media Resolutions Shareholders deliver, whether separately or together, a Claim to Edge arising from or relating to the same or a reasonably similar matter, then the Claims Representative shall act on behalf of each such Media Resolutions Shareholder bringing such a Claim for purposes of this Section 6.03.

          (d) Notice. Any written notice of a Claim required under this Section
              ------
     6.03 (for purposes of this Section 6.03, a "Notice of Claim") will be in writing and will contain the following information to the extent reasonably available to such Media Resolutions Shareholder:

              (i) such Media Resolutions Shareholder's good faith estimate of the reasonably foreseeable maximum amount of the alleged Media Resolutions Damages (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against such Media Resolutions Shareholder); and

              (ii) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Media Resolutions Damages based on such Media Resolutions Shareholder's good faith belief thereof and the basis under this Agreement for such Claim, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to such Media Resolutions Shareholder) and copies of any formal demand or complaint.

     6.04 Certain Agreements. The Media Resolutions Shareholders will use all
          ------------------
reasonable efforts to cause all present employees of Media Resolutions to execute Edge's forms of assignments of copyright and other intellectual property rights, noncompetition and trade secret agreements and confidentiality agreements.

AGREEMENT AND PLAN OF MERGER - Page 29

     6.05 Regulatory Approvals by Media Resolutions Shareholders. The Media
          ------------------------------------------------------
Resolutions Shareholders will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Edge may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. The Media Resolutions Shareholders will use all reasonable efforts to obtain or assist Edge in obtaining all such authorizations, approvals and consents.

     6.06 Regulatory Approvals by Edge. Edge will execute and file, or join in
          ----------------------------
the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Media Resolutions may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Edge will use all reasonable efforts to obtain or assist Media Resolutions in obtaining all such authorizations, approvals and consents.

     6.07 Non-Disclosure of Media Resolutions Proprietary Information.
          -----------------------------------------------------------

          (a) Each of the Media Resolutions Shareholders, by virtue of his involvement with and ownership of Media Resolutions, had and may continue to have access, to confidential, proprietary, and highly sensitive information relating to the business of Media Resolutions and which is a competitive asset of Media Resolutions (the "Media Resolutions Proprietary Information"). The Media Resolutions Proprietary Information sought to be protected includes, without limitation, information pertaining to: (i) the identities of customers and clients with which or whom Media Resolutions does or seeks to do business, as well as the point of contact persons and decision-makers at these customers and clients, including their names, addresses, e-mail addresses and positions; (ii) the past or present purchasing history and the past and/or current job requirements of each past and/or existing customer and client; (iii) the volume of business and the nature of the business relationship between Media Resolutions and its customers and clients; (iv) the business plans and strategy of Media Resolutions, including customer or client assignments and rearrangements, sales and administrative staff expansions, marketing and sales plans and strategy, proposed adjustments in compensation of sales personnel, revenue, expense and profit projections, industry analyses, and any proposed or actual implemented technology changes; (v) information regarding the employees of Media Resolutions, including their identities, skills, talents, knowledge, experience, and compensation; (vi) the financial results and business condition of Media Resolutions; and (vii) computer programs and software developed by Media Resolutions and tailored to its needs by its employees, independent contractors, consultants or vendors;
     (viii) information relating to the Media Resolutions' engineers, designers, contractors, or persons likely to become engineers, designers, or contractors; (ix) any past, present or future merchandise or supply sources; and (x) system designs, procedure manuals, automated data programs, reports and personnel procedures.

          (b) In light of the foregoing, and in connection with and in consideration for the Merger Consideration to be received pursuant to the terms of this Agreement, each

AGREEMENT AND PLAN OF MERGER - Page 30

         Media Resolution Shareholder hereby agrees that for the duration of the Post-Closing Period such Media Resolutions Shareholder will not use, publish, disclose or divulge, directly or indirectly, at any time, any Media Resolutions Proprietary Information for his own benefit or for the benefit of any person, entity, or corporation other than Media Resolutions, to any person who is not a current employee of Media Resolutions, without the express, written consent of Edge. To the extent that any Media Resolutions Shareholder has obligations similar to those outlined in this Section 6.07 in any other agreement with Edge and/or the Successor Entity, including, without limitation, any employment agreement, then the terms of this Section 6.07 shall control the scope and duration of such obligations.

         6.08 Non-Competition. In connection with and in consideration for the
              ---------------
Merger Consideration to be received pursuant to the terms of this Agreement, each Media Resolution Shareholder hereby agrees that for the duration of the Post-Closing Period such Media Resolutions Shareholder will not, without the prior written consent of Edge, directly or indirectly, alone or for his own account, or as owner, partner, investor, member, trustee, officer, director, shareholder, employee, consultant, distributor, advisor, representative or agent of any partnership, joint venture, corporation, trust, or other business organization or entity engage in any business or activity within a 100 mile radius of the municipal boundaries of Dallas, Texas if such business or activity relates to the business of, or involves the provision of services or products which directly or indirectly competes with the business of, Media Resolutions, as now conducted or as may be conducted in the future.

         6.09 Non-Solicitation of Employees and Consultants; Non-Solicitation
              ---------------------------------------------------------------
of Clients.
----------

              (a) In connection with and in consideration for the Merger Consideration to be received pursuant to the terms of this Agreement, each Media Resolution Shareholder hereby agrees that for the duration of the Post-Closing Period such Media Resolutions Shareholder will not, without the prior written consent of Edge, recruit, hire, solicit, or attempt to recruit, hire or solicit, directly or by assisting others, any employees or consultants employed by or associated with Media Resolutions, nor shall he contact or communicate with any employees or consultants of Media Resolutions for the purpose of inducing employees or consultants to terminate their employment or association with Media Resolutions. For purposes of this covenant, "employees or consultants" shall refer to permanent employees, temporary employees, or consultants who were employed by, doing business with, or associated with Media Resolutions within six (6) months of the time of the attempted recruiting, hiring or solicitation.

              (b) In connection with and in consideration for the Merger Consideration to be received pursuant to the terms of this Agreement, each Media Resolution Shareholder hereby agrees that for the duration of the Post-Closing Period such Media Resolutions Shareholder will not, without the prior written consent of Edge, directly or indirectly, alone or for his own account, or as owner, partner, investor, member, trustee, officer, director, shareholder, employee, consultant, distributor, advisor, representative or agent of any partnership, joint venture, corporation, trust, or other business organization or entity, contact, solicit, or seek to divert the business or patronage of any person, association, corporation, or other business organization or entity with whom or which either Edge,

AGREEMENT AND PLAN OF MERGER - Page 31

         Media Resolutions, and/or the Successor Entity had a business relationship, including, without limitation a customer, client, supplier, or vendor relationship, within the period six months before the Closing Date or will have during the Post-Closing Period.

              (c) To the extent that any Media Resolutions Shareholder has obligations similar to those outlined in this Section 6.09 in any other agreement with Edge and/or the Successor Entity (including, without limitation, any employment agreement) then the terms of this Section
         6.09 shall control the scope and duration of such obligations.

         6.10 Removal of Restrictive Legend. Edge agrees to take all steps
              -----------------------------
necessary to obtain the removal of the Restrictive Legend on the Edge Common Stock at such time as either (a) the shares of Edge Common Stock shall be covered by an effective registration statement under the Securities Act or (b) the shares of Edge Common Stock may be transferred by the holder thereof without registration pursuant to the terms and conditions of Rule 144, promulgated under the Securities Act; provided, however, that Edge may request an opinion of counsel, reasonably acceptable to Edge, stating that the shares of Edge Common Stock can be sold pursuant to Rule 144.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.01 Governing Law; Specific Performance; Dispute Resolution. The laws
              -------------------------------------------------------
of the State of Texas (without regard to its choice of law principles that might apply the law of another jurisdiction) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties. Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments and other remedies at law would be inadequate in the case of any breach of the covenants contained herein and each party agrees that any other party shall be entitled to equitable relief, including the remedy of specific performance, without posting of bond or other security, with respect to any breach or attempted breach of such covenants. Any dispute hereunder ("Dispute")
                                                                      -------
shall be settled by arbitration in Dallas, Texas and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all
                                   ---------
events, these arbitration provisions shall govern over any conflicting rules that may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute.

              (a) Compensation of Arbitrator. Any such arbitration will be
                  --------------------------
         conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon a reasonable hourly or daily consulting rate for the arbitrator if the parties are not able to agree upon his or her rate of compensation.

              (b) Selection of Arbitrator. The American Arbitration Association
                  -----------------------
         will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with Texas contract law and experienced in mergers and acquisitions; provided, however, that

AGREEMENT AND PLAN OF MERGER - Page 32
         such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. If the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.

              (c) Payment of Costs. Edge and the Media Resolutions Shareholders
                  ----------------
         will each pay 50% of the initial compensation to be paid to the arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that the prevailing party in any arbitration will be entitled to an award of attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the non-prevailing party, and the arbitrator will be authorized to make such determinations.

              (d) Burden of Proof. For any Dispute submitted to arbitration, the
                  ---------------
         burden of proof will be as it would be if the claim were litigated in a Texas judicial proceeding.

              (e) Award. Upon the conclusion of any arbitration proceedings
                  -----
         hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

              (f) Terms of Arbitration. The arbitrator chosen in accordance with
                  --------------------
         these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

              (g) Exclusive Remedy. Except as specifically otherwise provided in
                  ----------------
         this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Dispute arising out of this Agreement.

         7.02 Assignment; Binding Upon Successors and Assigns. No party may
              -----------------------------------------------
assign any of its rights or obligations hereunder without the prior written consent of the other party. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         7.03 Severability. If any provision of this Agreement, or the
              ------------
application thereof, is for any reason held to any extent to be invalid or unenforceable, then the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such unenforceable provision of this Agreement with valid and enforceable provisions that will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provisions.

AGREEMENT AND PLAN OF MERGER - Page 33

         7.04 Counterparts. This Agreement may be executed in counterparts, each
              ------------
of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

         7.05 Other Remedies. Except as otherwise provided herein, any and all
              --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         7.06 Amendment and Waivers. Any term or provision of this Agreement may
              ---------------------
be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default of any succeeding breach or default. This Agreement may be amended by the parties at any time.

         7.07 No Waiver. The failure of any party to enforce any of the
              ---------
provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provisions on any other occasion.

         7.08 Expenses. Other than sharing in equal portions the cost of the
              --------
Media Resolutions audit performed by Grant Thornton LLP, each party will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby; provided, however, that Media Resolutions will not incur, in connection with the Merger and the related transactions contemplated hereunder, expenses for fees and expenses of lawyers, accountants and other professionals in excess of $15,000 for the period of time from the Balance Sheet Date until the Closing Date, unless any such fees or expenses incurred by Media Resolutions in excess of such $15,000 are paid by the Media Resolutions Shareholder on or before the Closing Date.

         7.09 Notices. Any notice or other communication required or permitted
              -------
to be given under this Agreement will be in writing, will be delivered personally or by facsimile, mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

                         (i)   If to Edge:

                               Edge Technology Group, Inc.
                               6611 Hillcrest, No. 223
                               Dallas, Texas 75205
                               Attention: Graham C. Beachum II

AGREEMENT AND PLAN OF MERGER - Page 34
                           with a copy to:

                           Arter & Hadden LLP
                           1717 Main Street, Suite 4100
                           Dallas, Texas 75201
                           Attention: Victor B. Zanetti, Esq.
                           Phone: (214) 761-4475
                           Fax: (214) 741-7139

                   (ii)    If to Media Resolutions or the Media Resolutions
                           Shareholders:

                           Media Resolutions, Incorporated
                           15540 Spectrum Drive
                           Addison, Texas 75001
                           Attention: Jerry Martilik and Phillip Holmes
                           Phone: 972-889-0201
                           Fax: 972-490-8342

                           with a copy to:

                           Brown McCarroll, LLP
                           2001 Ross Avenue, Suite 2000
                           Dallas, Texas 75201
                           Attention: Richard Cox, Esq.
                           Phone: 214-999-6106
                           Fax: 214-999-6170

or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 7.09.

         7.10 Construction of Agreement; Knowledge. The language hereof will not
              ------------------------------------
be construed for or against either party. A reference to a section, schedule or exhibit refers to a section in, or a schedule or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole. References in this Agreement to the knowledge of Media Resolutions (or similar phrases) refer to the actual knowledge of any one or more of the officers and directors of Media Resolutions and any of the Media Resolutions Shareholders, each after due inquiry of its internal records or publicly available information; references in this Agreement to the knowledge of Edge (or similar phrases) refer to the actual knowledge of Graham C. Beachum II, President and Chief Executive Officer, or David N. Pilotte Executive Vice President and Chief Financial Officer, after due inquiry of its internal records or publicly available information.

         7.11 No Joint Venture. Nothing contained in this Agreement will be
              ----------------
deemed or construed as creating a joint venture or partnership among the parties. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No

AGREEMENT AND PLAN OF MERGER - Page 35
party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section 7.11.

         7.12 Further Assurances. Each party agrees to cooperate fully with the
              ------------------
other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

         7.13 Absence of Third Party Beneficiary Rights. No provisions of this
              -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely among the parties to this Agreement.

         7.14 Public Announcement. Edge and Media Resolutions will issue a press
              -------------------
release approved by both parties announcing the Merger as soon as practicable following the execution of this Agreement; provided, however, that Edge may make such press releases or other public filings or announcements without the approval of the other parties hereto upon the determination of Edge's counsel that such action is necessary to comply with any relevant laws related thereto.

         7.15 Confidentiality. Except as expressly authorized by Edge in
              ---------------
writing, Media Resolutions and each Media Resolutions Shareholder will not directly or indirectly divulge to any person or entity or use any Edge Confidential Information, except as required for the performance of its duties under this Agreement. As used herein, "Edge Confidential Information" consists
                                       -----------------------------
of (a) any information designated by Edge as confidential whether developed by Edge or disclosed to Edge by a third party, (b) the source code to any Edge software, and any trade secrets relating to any of the foregoing and (c) any information relating to Edge's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research development or know-how. Neither Edge nor Media Resolutions shall divulge the terms and conditions of this Agreement, except as disclosed in accordance with Section 7.14. The foregoing restriction will apply to information about a party whether or not it was obtained from such party's employees, acquired or developed by the other party during such other party's performance under this Agreement, or otherwise learned. The foregoing restrictions will not apply to information that (i) has become publicly known through no wrongful act of the receiving party, (ii) has been rightfully received from a third party authorized by the party which is the owner, creator or compiler to make such disclosure without restriction, (iii) has been approved or released by written authorization of the party which is the owner, creator or compiler, or (iv) is being or has therefore been disclosed pursuant to a valid court order after a reasonable attempt has been made to notify the party which is the owner, creator or compiler.

         7.16 Entire Agreement. This Agreement, the schedules and exhibits
              ----------------
hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, among the parties with respect to the subject

AGREEMENT AND PLAN OF MERGER - Page 36
matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

                            [Signature Page follows]

AGREEMENT AND PLAN OF MERGER - Page 37

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EDGE TECHNOLOGY GROUP, INC.                      MEDIA RESOLUTIONS, INCORPORATED


By:   /s/ David N. Pilotte                       By:    /s/ Phillip B. Holmes
     -------------------------------                   -------------------------
     David N. Pilotte                                  Phillip B. Holmes
     Chief Financial Officer and Secretary             President


ETG ACQUISITION CORP.


By:   /s/ David N. Pilotte
     -------------------------------
     David N. Pilotte
     Vice President and Secretary


MEDIA RESOLUTIONS SHAREHOLDERS:

/s/ Phillip B. Holmes
------------------------------------
Phillip B. Holmes


/s/ Jerry Martilik
------------------------------------
Jerry Martilik

AGREEMENT AND PLAN OF MERGER - Page 38